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                                  EXHIBIT 23(A)
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our reports on our audits of the consolidated financial statements and financial statements schedule of the Company and its subsidiaries for each of the three years in the period ended January 31, 1997, which reports are incorporated by reference or included in the Company's Annual Report on Form 10-K for the year ended January 31, 1997.

MARGOLIS & COMPANY, P.C.



Bala Cynwyd, PA
January 15, 1998









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